Exhibit 17(d)

                              Merrill Lynch
                              Equity Dividend Fund

                              Semi-Annual Report
                              January 31, 2006

Merrill Lynch Equity Dividend Fund

Announcement to Shareholders

On February 15, 2006, BlackRock, Inc. ("BlackRock") and Merrill Lynch & Co., Inc. ("Merrill Lynch") entered into an agreement to merge Merrill Lynch's investment management business, Merrill Lynch Investment Managers, L.P. and certain affiliates (including Fund Asset Management, L.P. and Merrill Lynch Investment Managers International Limited), and BlackRock to create a new independent company that will be one of the world's largest asset management firms with nearly $1 trillion in assets under management (based on combined assets under management as of December 31, 2005). The transaction is expected to close in the third quarter of 2006, at which time the new company will operate under the BlackRock name. As a result of the above transaction, the combined company is expected to become the investment adviser of the Fund, contingent upon the approval of the Fund's Board of Trustees and Fund shareholders.

Sector Representation as a Percent of Total Investments as of January 31, 2006

A pie graph depicting Sector Representation as a Percent of Total Investments as of January 31, 2006

Energy                                                                     20.7%
Financials                                                                 16.6%
Materials                                                                  14.2%
Utilities                                                                  12.5%
Industrials                                                                11.2%
Consumer Staples                                                            5.9%
Consumer Discretionary                                                      3.0%
Telecommunication Services                                                  3.4%
Health Care                                                                 2.0%
Information Technology                                                      1.4%
Other*                                                                      9.1%

*     Includes portfolio holdings in short-term investments.

      For Fund compliance purposes, the Fund's sector classifications refer to any one or more of the sector sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for purposes of this report, which may combine such sector sub-classifications for reporting ease.


2       MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

A Letter From the President

Dear Shareholder

After "muddling through" most of 2005, the financial markets saw increased volatility in January that resulted in a roller coaster of highs and lows for stocks and a similar ride for bonds. In the end, the major market indexes managed to post positive returns for the current reporting period:

Total Returns as of January 31, 2006                                   6-month        12-month
==============================================================================================
U.S. equities (Standard & Poor's 500 Index)                            + 4.68%        +10.38%
----------------------------------------------------------------------------------------------
Small-cap U.S. equities (Russell 2000 Index)                           + 8.50         +18.89
----------------------------------------------------------------------------------------------
International equities (MSCI Europe, Australasia, Far East Index)      +18.31         +22.76
----------------------------------------------------------------------------------------------
Fixed income (Lehman Brothers Aggregate Bond Index)                    + 0.84         + 1.80
----------------------------------------------------------------------------------------------
Tax-exempt fixed income (Lehman Brothers Municipal Bond Index)         + 1.33         + 2.83
----------------------------------------------------------------------------------------------
High yield bonds (Credit Suisse High Yield Index)                      + 1.40         + 3.59
----------------------------------------------------------------------------------------------

The Federal Reserve Board (the Fed) advanced its monetary tightening campaign with eight quarter-point interest rate hikes in 2005 and another on January 31, 2006. This brought the federal funds rate to 4.5%. Notably, Ben Bernanke replaced Alan Greenspan as Fed chairman in January, a month after the central bank removed the critical word "measured" from the description of its interest rate-hiking program. Still, most observers expect another rate increase in March.

Stocks recorded their third straight year of positive performance in 2005 despite struggling amid rising interest rates, record-high oil prices and a devastating hurricane season. U.S. equities found support in strong corporate earnings, low core inflation and healthy company balance sheets. Strength in the global economy and non-U.S. equity markets helped, as did robust dividend-distribution, share-buyback and merger-and-acquisition activity. International markets, in the meantime, continued to benefit from strong economic statistics, trade surpluses and solid finances.

In the U.S. bond market, short-term interest rates continued to move higher as longer-term rates advanced more moderately, resulting in a flattening yield curve. We saw the curve invert temporarily at the end of December and again at the end of January into early February, with the two-year Treasury note offering a slightly higher yield than the 10-year note.

Looking ahead, the largest questions center on the Fed's future moves, the consumer's ability (or inability) to continue spending, the direction of the U.S. dollar following a year of appreciation and the potential for continued strong economic and corporate earnings growth. As you consider how these factors might impact your investments in 2006, we encourage you to review your goals with your financial advisor and to make portfolio changes, as needed. For additional insight and timely "food for thought" for investors, we also invite you to visit Shareholder magazine at www.mlim.ml.com/shareholdermagazine. As always, we thank you for trusting Merrill Lynch Investment Managers with your investment assets, and we look forward to continuing to serve your investment needs.

                                                   Sincerely,


                                                   /s/ Robert C. Doll, Jr.

                                                   Robert C. Doll, Jr.
                                                   President and Trustee


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006               3

A Discussion With Your Fund's Portfolio Manager

      The Fund significantly outperformed its broad-market benchmark, the S&P 500 Index, benefiting from both strong stock selection and overweight positions in the materials and energy sectors, which performed well during the period.

How did the Fund perform during the period in light of the existing market conditions?

For the six-month period ended January 31, 2006, Merrill Lynch Equity Dividend Fund's Class A, Class B, Class C, Class I and Class R Shares posted total returns of +9.53%, +9.07%, +9.08%, +9.65% and +9.43%, respectively. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 6 and 7 of this report to shareholders.) For the same period, the Fund's benchmark, the Standard & Poor's 500 (S&P 500) Index, returned +4.68%, and its comparable Lipper category of Equity Income Funds had an average return of +4.76%. (Funds in this Lipper category seek relatively high current income and growth of income by investing 60% or more of their assets in dividend-paying equity securities.)

The Fund performed well amid an environment of rising short-term interest rates and volatile energy prices. The Federal Reserve Board (the Fed) raised the target federal funds rate from 3.25% to 4.50% in five increments of 25 basis points (.25%) during the period. In the statement following the most recent interest rate hike on January 31, the Fed indicated that the probability of future interest rate hikes would be "data dependent," which leaves sufficient uncertainty as to when the monetary tightening campaign will end.

The energy sector outperformed the broader market for much of the year as oil prices rose to record levels approaching $70 per barrel in September 2005 after Hurricanes Katrina and Rita damaged offshore production platforms and several refineries along the U.S. Gulf Coast. Even before these natural disasters struck, an extended period of rising energy prices had been fueled by the limited ability of oil-producing countries to increase output, inadequate oil refining and natural gas drilling capacity in the United States, and growing demand in Asia, particularly from China and India. Oil prices fell in late 2005 and early 2006 as some of the damaged Gulf Coast refineries resumed operations and demand declined somewhat.

Strong security selection and overweight positions versus the benchmark in the materials and energy sectors enhanced Fund results for the period. Relative returns also benefited from an underweight position in the consumer discretionary sector.

Within the energy sector, the Fund's performance versus the benchmark was aided by the strong returns of Peabody Energy Corp., a coal mining company, and Cameco Corp., which is engaged in the exploration, development, mining and refining of uranium. Other energy stocks that contributed positively to Fund results during the period were EnCana Corp., North America's largest natural gas producer, and Halliburton Co., an oil services provider. The comparative performance in the materials sector benefited from our holdings in two Australian diversified resources companies, Rio Tinto Ltd. and BHP Billiton Ltd., as well as Aluminum Corp. of China Ltd.

Conversely, the Fund's underweight position in the financials sector detracted from relative returns late in the period, as these stocks began to rally in anticipation of the end of the Fed's interest rate-hiking program.

What changes were made to the portfolio during the period?

We increased our holdings in financial services stocks late in the period based on our belief that these companies should benefit as the Fed nears the end of its monetary tightening campaign. We added to our existing positions in Bank of America Corp., Citigroup, Inc., JPMorgan Chase & Co., and in two insurance companies, The St. Paul Travelers Cos., Inc. and XL Capital Ltd. We maintained the Fund's overweight position in energy, adding to the integrated oil and gas group during a sharp pullback in the energy sector in October. We also established new holdings in the oil services subsector, purchasing shares of Schlumberger Ltd., an international oil services company, and GlobalSantaFe Corp., an offshore drilling contractor. We believe that oil service companies should enjoy an extended period of strong revenues and earnings as oil producers begin to increase their exploration and development activity.

In addition, we retained an overweight position in the high-yielding utility sector by adding selectively to some of our existing holdings and by purchasing shares of Northeast Utilities. We also added to the Fund's exposure to the telecommunication services sector by increasing our investment in Verizon Communications, Inc. and establishing a new holding in AT&T, Inc. We made few other changes to the portfolio during the period. We believe that companies in the basic materials and energy sectors will continue to provide the strongest earnings growth.


4       MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

How would you characterize the Fund's position at the close of the period?

The Fund remains leveraged to a continued cyclical recovery of global economies, particularly in China, with exposure to energy and selected materials stocks. Given limited near-term capacity additions in these industries to meet increased demand, especially from Asia (most notably China), we believe these sectors should see continued pricing power and subsequent earnings growth.

We also are focused on the industrials sector, with holdings in companies that are selling equipment to help alleviate production constraints in the mining and energy sectors. Additionally, the Fund is invested in several defense companies, where we believe there may be above-consensus spending to meet the needs of the Department of Homeland Security and to replenish traditional weapons platforms that have been stretched during the ongoing war efforts. We maintain an underweight position in cyclical stocks within the consumer discretionary sector, as we believe these companies may face reduced revenues as rising energy and healthcare costs hit the consumer's pocketbook.

Robert M. Shearer
Vice President and Portfolio Manager

February 27, 2006


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006               5

Performance Data

About Fund Performance

Investors are able to purchase shares of the Fund through multiple pricing alternatives:

o Class A Shares incur a maximum initial sales charge (front-end load) of 5.25% and an account maintenance fee of 0.25% per year (but no distribution fee).

o Class B Shares are subject to a maximum contingent deferred sales charge of 4% declining to 0% after six years. In addition, Class B Shares are subject to a distribution fee of 0.75% per year and an account maintenance fee of 0.25% per year. These shares automatically convert to Class A Shares after approximately eight years. (There is no initial sales charge for automatic share conversions.) All returns for periods greater than eight years reflect this conversion.

o Class C Shares are subject to a distribution fee of 0.75% per year and an account maintenance fee of 0.25% per year. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

o Effective December 28, 2005, Class I Shares are no longer subject to any front-end sales charge. Class I Shares bear no ongoing distribution or account maintenance fees and are available only to eligible investors. Had the sales charge been included, the Fund's Class I Shares' performance would have been lower.

o Class R Shares do not incur a maximum sales charge (front-end load) or deferred sales charge. These shares are subject to a distribution fee of 0.25% per year and an account maintenance fee of 0.25% per year. Class R Shares are available only to certain retirement plans. Prior to inception, Class R Share performance results are those of Class I Shares (which have no distribution or account maintenance fees) restated for Class R Share fees.

None of the past results shown should be considered a representation of future performance. Current performance may be lower or higher than the performance data quoted. Refer to www.mlim.ml.com to obtain performance data current to the most recent month-end. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in each of the following tables assume reinvestment of all dividends and capital gain distributions, if any, at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

Recent Performance Results

                                               6-Month         12-Month         10-Year      Standardized
As of January 31, 2006                       Total Return    Total Return     Total Return   30-Day Yield
=========================================================================================================
ML Equity Dividend Fund Class A Shares*         +9.53%          +19.04%         +181.48%        1.48%
---------------------------------------------------------------------------------------------------------
ML Equity Dividend Fund Class B Shares*         +9.07           +18.16          +164.69         0.82
---------------------------------------------------------------------------------------------------------
ML Equity Dividend Fund Class C Shares*         +9.08           +18.14          +160.35         0.82
---------------------------------------------------------------------------------------------------------
ML Equity Dividend Fund Class I Shares*         +9.65           +19.31          +188.61         1.81
---------------------------------------------------------------------------------------------------------
ML Equity Dividend Fund Class R Shares*         +9.43           +18.81          +177.01         1.32
---------------------------------------------------------------------------------------------------------
S&P 500(R) Index**                              +4.68           +10.38          +136.62           --
---------------------------------------------------------------------------------------------------------

* Investment results shown do not reflect sales charges; results would be lower if a sales charge was included. Cumulative total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date.
** This unmanaged Index covers 500 industrial, utility, transportation and financial companies of the U.S. markets (mostly NYSE issues), representing about 75% of NYSE market capitalization and 30% of NYSE issues.

      S&P 500 is a registered trademark of the McGraw-Hill Companies.


6       MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

Performance Data (concluded)

Average Annual Total Return

--------------------------------------------------------------------------------
                                               Return Without      Return With
                                                Sales Charge      Sales Charge**
================================================================================
Class A Shares*
================================================================================
One Year Ended 1/31/06                             +19.04%           +12.80%
--------------------------------------------------------------------------------
Five Years Ended 1/31/06                           + 8.69            + 7.53
--------------------------------------------------------------------------------
Ten Years Ended 1/31/06                            +10.90            +10.31
--------------------------------------------------------------------------------
*     Maximum sales charge is 5.25%.
**    Assuming maximum sales charge.

--------------------------------------------------------------------------------
                                                   Return             Return
                                                 Without CDSC       With CDSC**
================================================================================
Class B Shares*
================================================================================
One Year Ended 1/31/06                             +18.16%           +14.16%
--------------------------------------------------------------------------------
Five Years Ended 1/31/06                           + 7.85            + 7.55
--------------------------------------------------------------------------------
Ten Years Ended 1/31/06                            +10.22            +10.22
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**    Assuming payment of applicable contingent deferred sales charge.

--------------------------------------------------------------------------------
                                                   Return             Return
                                                 Without CDSC       With CDSC**
================================================================================
Class C Shares*
================================================================================
One Year Ended 1/31/06                             +18.14%           +17.14%
--------------------------------------------------------------------------------
Five Years Ended 1/31/06                           + 7.86            + 7.86
--------------------------------------------------------------------------------
Ten Years Ended 1/31/06                            +10.04            +10.04
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**    Assuming payment of applicable contingent deferred sales charge.

--------------------------------------------------------------------------------
Class I Shares                                                           Return
================================================================================
One Year Ended 1/31/06                                                   +19.31%
--------------------------------------------------------------------------------
Five Years Ended 1/31/06                                                 + 8.97
--------------------------------------------------------------------------------
Ten Years Ended 1/31/06                                                  +11.18
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class R Shares                                                           Return
================================================================================
One Year Ended 1/31/06                                                   +18.81%
--------------------------------------------------------------------------------
Five Years Ended 1/31/06                                                 + 8.62
--------------------------------------------------------------------------------
Ten Years Ended 1/31/06                                                  +10.73
--------------------------------------------------------------------------------

Portfolio Information as of January 31, 2006

                                                                      Percent of
Ten Largest Common Stock Holdings                                     Net Assets
--------------------------------------------------------------------------------
Exxon Mobil Corporation ....................................             2.7%
Citigroup Inc. .............................................             2.3
Peabody Energy Corporation .................................             2.2
Total SA (ADR) .............................................             2.2
Bank of America Corporation ................................             2.0
Cameco Corp. ...............................................             2.0
ConocoPhillips .............................................             2.0
General Electric Company ...................................             1.8
BHP Billiton Ltd. ..........................................             1.7
TXU Corporation ............................................             1.6
--------------------------------------------------------------------------------

                                                                      Percent of
Five Largest Industries                                               Net Assets
--------------------------------------------------------------------------------
Oil, Gas & Consumable Fuels ................................            17.8%
Metals & Mining ............................................             8.4
Commercial Banks ...........................................             7.3
Aerospace & Defense ........................................             5.0
Electric Utilities .........................................             4.8
--------------------------------------------------------------------------------

      For Fund compliance purposes, the Fund's industry classifications refer to any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for purposes of this report, which may combine such industry sub-classifications for reporting ease.


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006               7

Disclosure of Expenses

Shareholders of this Fund may incur the following charges: (a) expenses related to transactions, including sales charges, redemption fees and exchange fees; and
(b) operating expenses including advisory fees, distribution fees including 12b-1 fees, and other Fund expenses. The following example (which is based on a hypothetical investment of $1,000 invested on August 1, 2005 and held through January 31, 2006) is intended to assist shareholders both in calculating expenses based on an investment in the Fund and in comparing these expenses with similar costs of investing in other mutual funds.

The first table below provides information about actual account values and actual expenses. In order to estimate the expenses a shareholder paid during the period covered by this report, shareholders can divide their account value by $1,000 and then multiply the result by the number in the first line under the heading entitled "Expenses Paid During the Period."

The second table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses. In order to assist shareholders in comparing the ongoing expenses of investing in this Fund and other funds, compare the 5% hypothetical example with the 5% hypothetical examples that appear in other funds' shareholder reports.

The expenses shown in the table are intended to highlight shareholders' ongoing costs only and do not reflect any transactional expenses, such as sales charges, redemption fees or exchange fees. Therefore, the second table is useful in comparing ongoing expenses only, and will not help shareholders determine the relative total expenses of owning different funds. If these transactional expenses were included, shareholder expenses would have been higher.

                                                                                                          Expenses Paid
                                                               Beginning               Ending          During the Period*
                                                              Account Value         Account Value       August 1, 2005 to
                                                             August 1, 2005        January 31, 2006      January 31, 2006
=========================================================================================================================
Actual
=========================================================================================================================
Class A                                                          $1,000                $1,095.30              $5.77
-------------------------------------------------------------------------------------------------------------------------
Class B                                                          $1,000                $1,090.70              $9.80
-------------------------------------------------------------------------------------------------------------------------
Class C                                                          $1,000                $1,090.80              $9.80
-------------------------------------------------------------------------------------------------------------------------
Class I                                                          $1,000                $1,096.50              $4.43
-------------------------------------------------------------------------------------------------------------------------
Class R                                                          $1,000                $1,094.30              $7.10
=========================================================================================================================
Hypothetical (5% annual return before expenses)**
=========================================================================================================================
Class A                                                          $1,000                $1,020.00              $5.56
-------------------------------------------------------------------------------------------------------------------------
Class B                                                          $1,000                $1,016.12              $9.45
-------------------------------------------------------------------------------------------------------------------------
Class C                                                          $1,000                $1,016.12              $9.45
-------------------------------------------------------------------------------------------------------------------------
Class I                                                          $1,000                $1,021.27              $4.27
-------------------------------------------------------------------------------------------------------------------------
Class R                                                          $1,000                $1,018.72              $6.84
-------------------------------------------------------------------------------------------------------------------------

* For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.08% for Class A, 1.84% for Class B, 1.84% for Class C, .83% for Class I and 1.33% for Class R), multiplied by the average account value over the period, multiplied by 186/365 (to reflect the one-half year period shown).
** Hypothetical 5% annual return before expenses is calculated by pro-rating the number of days in the most recent fiscal half year divided by 365.


8       MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

Schedule of Investments                                        (in U.S. dollars)

                                                                     Shares
               Industry         Common Stocks                          Held                Value
====================================================================================================
Europe
----------------------------------------------------------------------------------------------------
France--2.2%
               Oil, Gas & Consumable Fuels--2.2%
               Total SA (a)                                         105,300             $ 14,566,149
               -------------------------------------------------------------------------------------
               Total Common Stocks in France                                              14,566,149
====================================================================================================
Sweden--1.0%
               Household Durables--1.0%
               Electrolux AB Series B                               264,500                7,050,925
               -------------------------------------------------------------------------------------
               Total Common Stocks in Sweden                                               7,050,925
====================================================================================================
United Kingdom--2.3%
               Beverages--1.0%
               Diageo Plc                                           441,600                6,565,565
               -------------------------------------------------------------------------------------
               Oil, Gas & Consumable Fuels--1.3%
               BP Plc (a)                                           119,900                8,669,969
               -------------------------------------------------------------------------------------
               Total Common Stocks in the United Kingdom                                  15,235,534
               =====================================================================================
               Total Common Stocks in Europe--5.5%                                        36,852,608
====================================================================================================

====================================================================================================
North America
----------------------------------------------------------------------------------------------------
Bermuda--0.4%
               Insurance--0.4%
               XL Capital Ltd. Class A                               41,300                2,794,358
               -------------------------------------------------------------------------------------
               Total Common Stocks in Bermuda                                              2,794,358
====================================================================================================
Canada--8.5%
               Commercial Banks--2.3%
               Bank of Montreal                                     135,900                8,118,578
               National Bank of Canada                              134,100                7,242,784
                                                                                        ------------
                                                                                          15,361,362
               -------------------------------------------------------------------------------------
               Diversified Telecommunication Services--1.0%
               BCE, Inc.                                            186,200                4,507,902
               TELUS Corp. (Non-Voting Shares)                       47,500                1,863,772
                                                                                        ------------
                                                                                           6,371,674
               -------------------------------------------------------------------------------------
               Metals & Mining--2.1%
               Alcan, Inc.                                           82,000                4,000,780
               Barrick Gold Corp.                                   113,800                3,553,450
               Noranda, Inc.                                        191,000                6,430,150
                                                                                        ------------
                                                                                          13,984,380
               -------------------------------------------------------------------------------------
               Oil, Gas & Consumable Fuels--3.1%
               Cameco Corp.                                         170,600               13,398,210
               EnCana Corp.                                         147,200                7,306,569
                                                                                        ------------
                                                                                          20,704,779
               -------------------------------------------------------------------------------------
               Total Common Stocks in Canada                                              56,422,195
====================================================================================================
United States--70.2%
               Aerospace & Defense--5.0%
               General Dynamics Corp.                                54,900                6,388,164
               Northrop Grumman Corp.                               106,000                6,585,780
               Raytheon Co.                                         219,000                8,972,430
               Rockwell Collins, Inc.                                60,600                2,843,352
               United Technologies Corp.                            146,200                8,533,694
                                                                                        ------------
                                                                                          33,323,420
               -------------------------------------------------------------------------------------
               Beverages--0.5%
               The Coca-Cola Co.                                     76,300                3,157,294
               -------------------------------------------------------------------------------------
               Capital Markets--0.9%
               Ameriprise Financial, Inc.                             7,860                  319,823
               The Bank of New York Co., Inc.                        34,500                1,097,445
               Morgan Stanley                                        74,000                4,547,300
                                                                                        ------------
                                                                                           5,964,568
               -------------------------------------------------------------------------------------
               Chemicals--2.9%
               Air Products & Chemicals, Inc.                        38,700                2,387,403
               The Dow Chemical Co.                                  52,000                2,199,600
               E.I. du Pont de Nemours & Co.                         68,800                2,693,520
               Lyondell Chemical Co.                                 94,500                2,268,945
               Olin Corp.                                            94,000                1,927,000
               Praxair, Inc.                                         47,100                2,481,228
               Rohm & Haas Co.                                      106,000                5,395,400
                                                                                        ------------
                                                                                          19,353,096
               -------------------------------------------------------------------------------------
               Commercial Banks--5.0%
               Bank of America Corp.                                303,712               13,433,182
               PNC Financial Services Group, Inc.                    49,400                3,204,084
               SunTrust Banks, Inc.                                  42,400                3,029,480
               U.S. Bancorp                                         188,900                5,649,999
               Wachovia Corp.                                        43,300                2,374,139
               Wells Fargo & Co.                                     86,600                5,400,376
                                                                                        ------------
                                                                                          33,091,260
               -------------------------------------------------------------------------------------
               Commercial Services & Supplies--0.6%
               RR Donnelley & Sons Co.                               67,800                2,210,280
               Synagro Technologies, Inc.                           445,000                1,966,900
                                                                                        ------------
                                                                                           4,177,180
               -------------------------------------------------------------------------------------
               Computers & Peripherals--1.4%
               Hewlett-Packard Co.                                  164,800                5,138,464
               International Business Machines Corp.                 51,700                4,203,210
                                                                                        ------------
                                                                                           9,341,674
               -------------------------------------------------------------------------------------
               Consumer Finance--0.3%
               American Express Co.                                  41,100                2,155,695
               -------------------------------------------------------------------------------------
               Containers & Packaging--1.0%
               Temple-Inland, Inc.                                  135,700                6,364,330
               -------------------------------------------------------------------------------------
               Diversified Financial
               Services--3.5%
               Citigroup, Inc.                                      325,600               15,166,448
               JPMorgan Chase & Co.                                 205,800                8,180,550
                                                                                        ------------
                                                                                          23,346,998
               -------------------------------------------------------------------------------------
               Diversified Telecommunication Services--2.2%
               AT&T, Inc.                                           192,800                5,003,160
               BellSouth Corp.                                      117,800                3,389,106
               Verizon Communications, Inc.                         193,800                6,135,708
                                                                                        ------------
                                                                                          14,527,974
               -------------------------------------------------------------------------------------


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006               9

Schedule of Investments (continued)                            (in U.S. dollars)

                                                                     Shares
               Industry         Common Stocks                          Held                Value
====================================================================================================
North America (continued)
----------------------------------------------------------------------------------------------------
United States (continued)
               Electric Utilities--4.8%
               American Electric Power Co., Inc.                     65,300             $  2,436,996
               Cinergy Corp.                                         77,000                3,345,650
               Exelon Corp.                                          88,900                5,104,638
               FPL Group, Inc.                                       82,100                3,430,959
               FirstEnergy Corp.                                     76,400                3,827,640
               ITC Holdings Corp.                                     3,000                   81,600
               Northeast Utilities                                  114,200                2,270,296
               PPL Corp.                                            180,100                5,426,413
               Pinnacle West Capital Corp.                           48,600                2,070,846
               The Southern Co.                                     114,200                3,974,160
                                                                                        ------------
                                                                                          31,969,198
               -------------------------------------------------------------------------------------
               Electrical Equipment--0.6%
               Rockwell Automation, Inc.                             57,400                3,792,418
               -------------------------------------------------------------------------------------
               Energy Equipment & Services--2.9%
               GlobalSantaFe Corp.                                   50,800                3,101,340
               Halliburton Co.                                      120,900                9,617,595
               Schlumberger Ltd.                                     49,000                6,245,050
                                                                                        ------------
                                                                                          18,963,985
               -------------------------------------------------------------------------------------
               Food & Staples Retailing--0.2%
               Wal-Mart Stores, Inc.                                 35,900                1,655,349
               -------------------------------------------------------------------------------------
               Food Products--0.7%
               General Mills, Inc.                                   42,600                2,070,786
               HJ Heinz Co.                                          60,900                2,066,946
               Reddy Ice Holdings, Inc.                              23,500                  528,515
                                                                                        ------------
                                                                                           4,666,247
               -------------------------------------------------------------------------------------
               Gas Utilities--1.6%
               AGL Resources, Inc.                                   82,700                2,959,006
               Equitable Resources, Inc.                            167,100                6,165,990
               National Fuel Gas Co.                                 46,000                1,513,400
                                                                                        ------------
                                                                                          10,638,396
               -------------------------------------------------------------------------------------
               Household Durables--0.4%
               Newell Rubbermaid, Inc.                              119,200                2,817,888
               -------------------------------------------------------------------------------------
               Household Products--2.9%
               Clorox Co.                                            98,200                5,877,270
               Kimberly-Clark Corp.                                  77,700                4,438,224
               Procter & Gamble Co.                                 147,300                8,724,579
                                                                                        ------------
                                                                                          19,040,073
               -------------------------------------------------------------------------------------
               Independent Power Producers &
               Energy Traders--2.0%
               Duke Energy Corp.                                     79,200                2,245,320
               TXU Corp.                                            216,400               10,958,496
                                                                                        ------------
                                                                                          13,203,816
               -------------------------------------------------------------------------------------
               Industrial Conglomerates--2.5%
               3M Co.                                                65,300                4,750,575
               General Electric Co.                                 372,600               12,202,650
                                                                                        ------------
                                                                                          16,953,225
               -------------------------------------------------------------------------------------
               Insurance--2.7%
               Lincoln National Corp.                               114,100                6,221,873
               Marsh & McLennan Cos., Inc.                           67,900                2,063,481
               The St. Paul Travelers Cos., Inc.                    212,394                9,638,440
                                                                                        ------------
                                                                                          17,923,794
               -------------------------------------------------------------------------------------
               Machinery--2.2%
               Caterpillar, Inc.                                    114,400                7,767,760
               Deere & Co.                                           95,400                6,845,904
                                                                                        ------------
                                                                                          14,613,664
               -------------------------------------------------------------------------------------
               Marine--0.2%
               Eagle Bulk Shipping, Inc.                             92,700                1,256,085
               -------------------------------------------------------------------------------------
               Media--0.8%
               The McGraw-Hill Cos., Inc.                           102,700                5,241,808
               -------------------------------------------------------------------------------------
               Metals & Mining--0.4%
               Newmont Mining Corp.                                  18,200                1,124,760
               Southern Copper Corp.                                 21,600                1,881,360
                                                                                        ------------
                                                                                           3,006,120
               -------------------------------------------------------------------------------------
               Multi-Utilities--4.1%
               Ameren Corp.                                          61,500                3,121,740
               Consolidated Edison, Inc.                             30,500                1,433,805
               Dominion Resources, Inc.                             106,800                8,066,604
               KeySpan Corp.                                         48,800                1,752,896
               PG&E Corp.                                            61,400                2,290,834
               Public Service Enterprise Group, Inc.                 77,300                5,381,626
               Sempra Energy                                         59,100                2,839,755
               Wisconsin Energy Corp.                                57,300                2,378,523
                                                                                        ------------
                                                                                          27,265,783
               -------------------------------------------------------------------------------------
               Multiline Retail--0.2%
               Federated Department Stores                           19,309                1,286,559
               -------------------------------------------------------------------------------------
               Oil, Gas & Consumable Fuels--11.2%
               Chevron Corp.                                         98,488                5,848,217
               ConocoPhillips                                       204,000               13,198,800
               Consol Energy, Inc.                                  118,800                8,660,520
               Exxon Mobil Corp.                                    284,200               17,833,550
               Marathon Oil Corp.                                    83,300                6,403,271
               Murphy Oil Corp.                                     131,200                7,478,400
               Peabody Energy Corp.                                 150,000               14,926,500
                                                                                        ------------
                                                                                          74,349,258
               -------------------------------------------------------------------------------------
               Paper & Forest Products--1.8%
               International Paper Co.                              129,000                4,209,270
               MeadWestvaco Corp.                                    47,000                1,254,430
               Neenah Paper, Inc.                                     2,127                   62,321
               Weyerhaeuser Co.                                      91,900                6,410,944
                                                                                        ------------
                                                                                          11,936,965
               -------------------------------------------------------------------------------------
               Personal Products--0.6%
               Avon Products, Inc.                                  137,700                3,899,664
               -------------------------------------------------------------------------------------


10      MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

Schedule of Investments (concluded)                            (in U.S. dollars)

                                                                     Shares
               Industry         Common Stocks                          Held                Value
====================================================================================================
North America (concluded)
----------------------------------------------------------------------------------------------------
United States (concluded)
               Pharmaceuticals--2.0%
               Abbott Laboratories                                   70,400             $  3,037,760
               Bristol-Myers Squibb Co.                             120,900                2,755,311
               Johnson & Johnson                                     34,500                1,985,130
               Merck & Co., Inc.                                     79,300                2,735,850
               Wyeth                                                 63,400                2,932,250
                                                                                        ------------
                                                                                          13,446,301
               -------------------------------------------------------------------------------------
               Real Estate--1.3%
               Kimco Realty Corp.                                    80,200                2,814,218
               Simon Property Group, Inc.                            33,700                2,791,708
               Taubman Centers, Inc.                                 77,500                2,910,125
                                                                                        ------------
                                                                                           8,516,051
               -------------------------------------------------------------------------------------
               Specialty Retail--0.3%
               Limited Brands                                        83,700                1,980,342
               -------------------------------------------------------------------------------------
               Thrifts & Mortgage Finance--0.2%
               Freddie Mac                                           19,500                1,323,270
               -------------------------------------------------------------------------------------
               Wireless Telecommunication Services--0.3%
               Sprint Nextel Corp.                                   88,600                2,028,054
               -------------------------------------------------------------------------------------
               Total Common Stocks in the United States                                  466,577,802
               =====================================================================================
               Total Common Stocks in North America--79.1%                               525,794,355
====================================================================================================

====================================================================================================
Pacific Basin/Asia
----------------------------------------------------------------------------------------------------
Australia--5.3%
               Metals & Mining--5.3%
               Alumina Ltd.                                         820,000                4,658,386
               BHP Billiton Ltd.                                    591,400               11,542,044
               BlueScope Steel Ltd.                               1,450,400                8,590,753
               Rio Tinto Ltd.                                       177,870               10,201,597
               -------------------------------------------------------------------------------------
               Total Common Stocks in Australia                                           34,992,780
====================================================================================================
China--0.6%
               Metals & Mining--0.6%
               Aluminum Corp. of China Ltd. (a)                      46,780                4,331,828
               -------------------------------------------------------------------------------------
               Total Common Stocks in China                                                4,331,828
               =====================================================================================
               Total Common Stocks in the
               Pacific Basin/Asia--5.9%                                                   39,324,608
               =====================================================================================
               Total Common Stocks (Cost--$404,148,656)--90.5%                           601,971,571
====================================================================================================

====================================================================================================

                                                                       Face
                                Trust Preferred                      Amount
====================================================================================================
North America
----------------------------------------------------------------------------------------------------
United States--0.2%
               Automobiles--0.2%
               Ford Motor Co. Capital Trust II,
               6.50% due 1/15/2032                              $ 2,000,000                1,274,223
               -------------------------------------------------------------------------------------
               Total Trust Preferred (Cost--$2,000,000)--0.2%                              1,274,223
====================================================================================================

====================================================================================================

                                Short-Term                       Beneficial
                                Securities                         Interest
====================================================================================================
               Merrill Lynch Liquidity Series, LLC
                 Cash Sweep Series I (b)                        $60,201,236               60,201,236
               -------------------------------------------------------------------------------------
               Total Short-Term Securities
               (Cost--$60,201,236)--9.1%                                                  60,201,236
====================================================================================================
               Total Investments (Cost--$466,349,892*)--99.8%                            663,447,030

               Other Assets Less Liabilities--0.2%                                         1,513,213
                                                                                        ------------
               Net Assets--100.0%                                                       $664,960,243
                                                                                        ============

* The cost and unrealized appreciation (depreciation) of investments as of January 31, 2006, as computed for federal income tax purposes, were as follows:

      Aggregate cost ..............................               $ 466,349,899
                                                                  =============
      Gross unrealized appreciation ...............               $ 206,732,494
      Gross unrealized depreciation ...............                  (9,635,363)
                                                                  -------------
      Net unrealized appreciation .................               $ 197,097,131
                                                                  =============

(a)   Depositary Receipts.
(b) Investments in companies considered to be an affiliate of the Fund, for purposes of Section 2(a)(3) of the Investment Company Act of 1940, were as follows:

     ---------------------------------------------------------------------------
                                                   Net               Interest
     Affiliate                                  Activity              Income
     ---------------------------------------------------------------------------
     Merrill Lynch Liquidity Series, LLC
       Cash Sweep Series I                    $13,109,368           $1,002,243
     Merrill Lynch Liquidity Series, LLC
       Money Market Series                    $(5,273,600)          $      698
     ---------------------------------------------------------------------------

o For Fund compliance purposes, the Fund's industry classifications refer to any one or more of the industry sub-classifications used by one or more widely recognized market indexes or ratings group indexes, and/or as defined by Fund management. This definition may not apply for the purposes of this report, which may combine industry sub-classifications for reporting ease. Industries are shown as a percent of net assets.

      See Notes to Financial Statements.


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006              11

Statement of Assets and Liabilities

As of January 31, 2006
===================================================================================================================================
Assets
-----------------------------------------------------------------------------------------------------------------------------------
                       Investments in unaffiliated securities, at value
                        (identified cost--$406,148,656) .....................................                          $603,245,794
                       Investments in affiliated securities, at value
                        (identified cost--$60,201,236) ......................................                            60,201,236
                       Foreign cash (cost--$55,129) .........................................                                55,185
                       Receivables:
                          Beneficial interest sold ..........................................        $  2,418,019
                          Dividends .........................................................             614,287
                          Interest ..........................................................               5,778         3,038,084
                                                                                                     ------------
                       Prepaid expenses and other assets ....................................                               119,777
                                                                                                                       ------------
                       Total assets .........................................................                           666,660,076
                                                                                                                       ------------
===================================================================================================================================
Liabilities
-----------------------------------------------------------------------------------------------------------------------------------
                       Payables:
                          Beneficial interest redeemed ......................................             861,272
                          Investment adviser ................................................             336,946
                          Other affiliates ..................................................             274,663
                          Distributor .......................................................             213,667
                          Custodian .........................................................              13,285
                                                                                                     ------------
                       Total liabilities ....................................................                             1,699,833
                                                                                                                       ------------
===================================================================================================================================
Net Assets
-----------------------------------------------------------------------------------------------------------------------------------
                       Net assets ...........................................................                          $664,960,243
                                                                                                                       ============
===================================================================================================================================
Net Assets Consist of
-----------------------------------------------------------------------------------------------------------------------------------
                       Class A Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ...............................                          $  1,443,210
                       Class B Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ...............................                               493,136
                       Class C Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ...............................                               647,041
                       Class I Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ...............................                             1,388,354
                       Class R Shares of beneficial interest, $.10 par value,
                        unlimited number of shares authorized ...............................                                41,600
                       Paid-in capital in excess of par .....................................                           464,432,904
                       Undistributed investment income--net .................................        $    151,781
                       Accumulated realized capital losses--net .............................            (735,945)
                       Unrealized appreciation--net .........................................         197,098,162
                                                                                                     ------------
                       Total accumulated earnings--net ......................................                           196,513,998
                                                                                                                       ------------
                       Net Assets ...........................................................                          $664,960,243
                                                                                                                       ============
===================================================================================================================================
Net Asset Value
-----------------------------------------------------------------------------------------------------------------------------------
                       Class A--Based on net assets of $239,557,092 and 14,432,104
                        shares of beneficial interest outstanding ...........................                          $      16.60
                                                                                                                       ============
                       Class B--Based on net assets of $82,116,512 and 4,931,365
                        shares of beneficial interest outstanding ...........................                          $      16.65
                                                                                                                       ============
                       Class C--Based on net assets of $105,748,409 and 6,470,413
                        shares of beneficial interest outstanding ...........................                          $      16.34
                                                                                                                       ============
                       Class I--Based on net assets of $230,588,023 and 13,883,541
                        shares of beneficial interest outstanding ...........................                          $      16.61
                                                                                                                       ============
                       Class R--Based on net assets of $6,950,207 and 416,003
                        shares of beneficial interest outstanding ...........................                          $      16.71
                                                                                                                       ============

      See Notes to Financial Statements.


12      MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

Statement of Operations

For the Six Months Ended January 31, 2006
===================================================================================================================================
Investment Income
-----------------------------------------------------------------------------------------------------------------------------------
                       Dividends (net of $90,826 foreign withholding tax) ...................                          $  6,896,369
                       Interest (including $1,002,243 from affiliates) ......................                             1,068,075
                       Securities lending--net ..............................................                                   698
                                                                                                                       ------------
                       Total income .........................................................                             7,965,142
                                                                                                                       ------------
===================================================================================================================================
Expenses
-----------------------------------------------------------------------------------------------------------------------------------
                       Investment advisory fees .............................................        $  1,798,016
                       Account maintenance and distribution fees--Class C ...................             468,206
                       Account maintenance and distribution fees--Class B ...................             407,874
                       Account maintenance fees--Class A ....................................             261,140
                       Transfer agent fees--Class I .........................................             143,051
                       Transfer agent fees--Class A .........................................             141,578
                       Accounting services ..................................................             110,009
                       Transfer agent fees--Class C .........................................              71,493
                       Transfer agent fees--Class B .........................................              61,926
                       Registration fees ....................................................              40,079
                       Professional fees ....................................................              31,395
                       Printing and shareholder reports .....................................              29,748
                       Trustees' fees and expenses ..........................................              21,933
                       Custodian fees .......................................................              20,874
                       Account maintenance and distribution fees--Class R ...................              10,854
                       Pricing fees .........................................................               3,589
                       Transfer agent fees--Class R .........................................               2,918
                       Other ................................................................              18,174
                                                                                                     ------------
                       Total expenses .......................................................                             3,642,857
                                                                                                                       ------------
                       Investment income--net ...............................................                             4,322,285
                                                                                                                       ------------
===================================================================================================================================
Realized & Unrealized Gain (Loss)--Net
-----------------------------------------------------------------------------------------------------------------------------------
                       Realized gain (loss) on:
                          Investments--net ..................................................             211,930
                          Foreign currency transactions--net ................................             (55,156)          156,774
                                                                                                     ------------
                       Change in unrealized appreciation/depreciation on:
                          Investments--net ..................................................          50,667,299
                          Foreign currency transactions--net ................................                 795        50,668,094
                                                                                                     ------------------------------
                       Total realized and unrealized gain--net ..............................                            50,824,868
                                                                                                                       ------------
                       Net Increase in Net Assets Resulting from Operations .................                          $ 55,147,153
                                                                                                                       ============

      See Notes to Financial Statements.


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006              13

Statements of Changes in Net Assets

                                                                                                      For the Six        For the
                                                                                                     Months Ended       Year Ended
                                                                                                      January 31,        July 31,
Increase (Decrease) in Net Assets:                                                                       2006              2005
===================================================================================================================================
Operations
-----------------------------------------------------------------------------------------------------------------------------------
                       Investment income--net ...............................................        $  4,322,285      $  5,951,056
                       Realized gain--net ...................................................             156,774         6,253,224
                       Change in unrealized appreciation/depreciation--net ..................          50,668,094        70,780,082
                                                                                                     ------------------------------
                       Net increase in net assets resulting from operations .................          55,147,153        82,984,362
                                                                                                     ------------------------------
===================================================================================================================================
Dividends and Distributions to Shareholders
-----------------------------------------------------------------------------------------------------------------------------------
                       Investment income--net:
                          Class A ...........................................................          (1,718,225)       (2,220,461)
                          Class B ...........................................................            (342,003)         (474,038)
                          Class C ...........................................................            (432,949)         (470,812)
                          Class I ...........................................................          (1,946,630)       (2,593,821)
                          Class R ...........................................................             (31,300)          (21,970)
                       Realized gain--net:
                          Class A ...........................................................            (409,012)               --
                          Class B ...........................................................            (150,737)               --
                          Class C ...........................................................            (181,425)               --
                          Class I ...........................................................            (398,783)               --
                          Class R ...........................................................              (8,399)               --
                                                                                                     ------------------------------
                       Net decrease in net assets resulting from dividends and
                        distributions to shareholders .......................................          (5,619,463)       (5,781,102)
                                                                                                     ------------------------------
===================================================================================================================================
Beneficial Interest Transactions
-----------------------------------------------------------------------------------------------------------------------------------
                       Net increase in net assets derived from beneficial interest
                        transactions ........................................................          75,373,043       108,000,742
                                                                                                     ------------------------------
===================================================================================================================================
Net Assets
-----------------------------------------------------------------------------------------------------------------------------------
                       Total increase in net assets .........................................         124,900,733       185,204,002
                       Beginning of period ..................................................         540,059,510       354,855,508
                                                                                                     ------------------------------
                       End of period* .......................................................        $664,960,243      $540,059,510
                                                                                                     ==============================
                          * Undistributed investment income--net ............................        $    151,781      $    300,603
                                                                                                     ==============================

      See Notes to Financial Statements.


14      MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

Financial Highlights

                                                                                              Class A
                                                                   ---------------------------------------------------------------
                                                                    For the Six                  For the Year Ended
                                                                   Months Ended                       July 31,
The following per share data and ratios have been derived           January 31,    -----------------------------------------------
from information provided in the financial statements.                 2006          2005         2004         2003         2002
==================================================================================================================================
Per Share Operating Performance
----------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period ...      $  15.31      $  12.78     $  10.94     $  10.49     $  12.29
                                                                     -------------------------------------------------------------
                       Investment income--net*** ..............           .13           .21          .15          .15          .14
                       Realized and unrealized gain (loss)--net          1.32          2.52         1.84          .44        (1.30)
                                                                     -------------------------------------------------------------
                       Total from investment operations .......          1.45          2.73         1.99          .59        (1.16)
                                                                     -------------------------------------------------------------
                       Less dividends and distributions:
                          Investment income--net ..............          (.13)         (.20)        (.15)        (.14)        (.13)
                          Realized gain--net ..................          (.03)           --           --           --         (.51)
                                                                     -------------------------------------------------------------
                       Total dividends and distributions ......          (.16)         (.20)        (.15)        (.14)        (.64)
                                                                     -------------------------------------------------------------
                       Net asset value, end of period .........      $  16.60      $  15.31     $  12.78     $  10.94     $  10.49
                                                                     =============================================================
==================================================================================================================================
Total Investment Return**
----------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .....          9.53%+       21.51%       18.28%        5.72%       (9.77%)
                                                                     =============================================================
==================================================================================================================================
Ratios to Average Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                       Expenses ...............................          1.08%*        1.12%        1.17%        1.20%        1.20%
                                                                     =============================================================
                       Investment income--net .................          1.57%*        1.51%        1.26%        1.46%        1.18%
                                                                     =============================================================
==================================================================================================================================
Supplemental Data
----------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands)      $239,557      $185,675     $128,068     $ 98,558     $ 82,956
                                                                     =============================================================
                       Portfolio turnover .....................           .96%         3.97%        7.66%       11.72%       25.82%
                                                                     =============================================================

*     Annualized.
**    Total investment returns exclude the effects of sales charges.
***   Based on average shares outstanding.
+     Aggregate total investment return.

      See Notes to Financial Statements.


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006              15

                                                                                              Class B
                                                                   ---------------------------------------------------------------
                                                                    For the Six                  For the Year Ended
                                                                   Months Ended                       July 31,
The following per share data and ratios have been derived           January 31,    -----------------------------------------------
from information provided in the financial statements.                 2006          2005         2004         2003         2002
==================================================================================================================================
Per Share Operating Performance
----------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period ...      $  15.36      $  12.83     $  10.97     $  10.53     $  12.33
                                                                     -------------------------------------------------------------
                       Investment income--net*** ..............           .07           .11          .06          .07          .05
                       Realized and unrealized gain (loss)--net          1.32          2.52         1.86          .43        (1.30)
                                                                     -------------------------------------------------------------
                       Total from investment operations .......          1.39          2.63         1.92          .50        (1.25)
                                                                     -------------------------------------------------------------
                       Less dividends and distributions:
                          Investment income--net ..............          (.07)         (.10)        (.06)        (.06)        (.04)
                          Realized gain--net ..................          (.03)           --           --           --         (.51)
                                                                     -------------------------------------------------------------
                       Total dividends and distributions ......          (.10)         (.10)        (.06)        (.06)        (.55)
                                                                     -------------------------------------------------------------
                       Net asset value, end of period .........      $  16.65      $  15.36     $  12.83     $  10.97     $  10.53
                                                                     =============================================================
==================================================================================================================================
Total Investment Return**
----------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .....          9.07%+       20.52%       17.52%        4.79%      (10.45%)
                                                                     =============================================================
==================================================================================================================================
Ratios to Average Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                       Expenses ...............................          1.84%*        1.89%        1.94%        1.98%        1.98%
                                                                     =============================================================
                       Investment income--net .................           .84%*         .75%         .49%         .69%         .40%
                                                                     =============================================================
==================================================================================================================================
Supplemental Data
----------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands)      $ 82,117      $ 78,548     $ 62,608     $ 53,429     $ 44,371
                                                                     =============================================================
                       Portfolio turnover .....................           .96%         3.97%        7.66%       11.72%       25.82%
                                                                     =============================================================

*     Annualized.
**    Total investment returns exclude the effects of sales charges.
***   Based on average shares outstanding.
+     Aggregate total investment return.

      See Notes to Financial Statements.


16      MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

                                                                                              Class C
                                                                   ---------------------------------------------------------------
                                                                    For the Six                  For the Year Ended
                                                                   Months Ended                       July 31,
The following per share data and ratios have been derived           January 31,    -----------------------------------------------
from information provided in the financial statements.                 2006          2005         2004         2003         2002
==================================================================================================================================
Per Share Operating Performance
----------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period ...      $  15.08      $  12.60     $  10.79     $  10.35     $  12.15
                                                                     -------------------------------------------------------------
                       Investment income--net*** ..............           .06           .10          .06          .07          .04
                       Realized and unrealized gain (loss)--net          1.30          2.49         1.81          .43        (1.27)
                                                                     -------------------------------------------------------------
                       Total from investment operations .......          1.36          2.59         1.87          .50        (1.23)
                                                                     -------------------------------------------------------------
                       Less dividends and distributions:
                          Investment income--net ..............          (.07)         (.11)        (.06)        (.06)        (.06)
                          Realized gain--net ..................          (.03)           --           --           --         (.51)
                                                                     -------------------------------------------------------------
                       Total dividends and distributions ......          (.10)         (.11)        (.06)        (.06)        (.57)
                                                                     -------------------------------------------------------------
                       Net asset value, end of period .........      $  16.34      $  15.08     $  12.60     $  10.79     $  10.35
                                                                     =============================================================
==================================================================================================================================
Total Investment Return**
----------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .....          9.08%+       20.58%       17.40%        4.89%      (10.50%)
                                                                     =============================================================
==================================================================================================================================
Ratios to Average Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                       Expenses ...............................          1.84%*        1.89%        1.94%        1.98%        1.97%
                                                                     =============================================================
                       Investment income--net .................           .81%*         .74%         .48%         .69%         .38%
                                                                     =============================================================
==================================================================================================================================
Supplemental Data
----------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands)      $105,748      $ 81,489     $ 43,287     $ 29,947     $ 24,748
                                                                     =============================================================
                       Portfolio turnover .....................           .96%         3.97%        7.66%       11.72%       25.82%
                                                                     =============================================================

*     Annualized.
**    Total investment returns exclude the effects of sales charges.
***   Based on average shares outstanding.
+     Aggregate total investment return.

      See Notes to Financial Statements.


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006              17

                                                                                              Class I
                                                                   ---------------------------------------------------------------
                                                                    For the Six                  For the Year Ended
                                                                   Months Ended                       July 31,
The following per share data and ratios have been derived           January 31,    -----------------------------------------------
from information provided in the financial statements.                 2006          2005         2004         2003         2002
==================================================================================================================================
Per Share Operating Performance
----------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period ...      $  15.32      $  12.79     $  10.94     $  10.49     $  12.30
                                                                     -------------------------------------------------------------
                       Investment income--net*** ..............           .15           .25          .18          .18          .16
                       Realized and unrealized gain (loss)--net          1.32          2.52         1.85          .43        (1.30)
                                                                     -------------------------------------------------------------
                       Total from investment operations .......          1.47          2.77         2.03          .61        (1.14)
                                                                     -------------------------------------------------------------
                       Less dividends and distributions:
                          Investment income--net ..............          (.15)         (.24)        (.18)        (.16)        (.16)
                          Realized gain--net ..................          (.03)           --           --           --         (.51)
                                                                     -------------------------------------------------------------
                       Total dividends and distributions ......          (.18)         (.24)        (.18)        (.16)        (.67)
                                                                     -------------------------------------------------------------
                       Net asset value, end of period .........      $  16.61      $  15.32     $  12.79     $  10.94     $  10.49
                                                                     =============================================================
==================================================================================================================================
Total Investment Return**
----------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share .....          9.65%+       21.78%       18.66%        5.98%       (9.61%)
                                                                     =============================================================
==================================================================================================================================
Ratios to Average Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                       Expenses ...............................           .83%*         .87%         .92%         .95%         .95%
                                                                     =============================================================
                       Investment income--net .................          1.84%*        1.76%        1.51%        1.72%        1.42%
                                                                     =============================================================
==================================================================================================================================
Supplemental Data
----------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands)      $230,588      $191,538     $120,151     $102,651     $ 51,345
                                                                     =============================================================
                       Portfolio turnover .....................           .96%         3.97%        7.66%       11.72%       25.82%
                                                                     =============================================================

*     Annualized.
** Total investment returns exclude the effects of sales charges. Effective December 28, 2005, Class I shares are no longer subject to any front-end sales charge.
***   Based on average shares outstanding.
+     Aggregate total investment return.

      See Notes to Financial Statements.


18      MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

Financial Highlights (concluded)

                                                                                                    Class R
                                                                            ------------------------------------------------------
                                                                             For the Six        For the Year Ended  For the Period
                                                                            Months Ended             July 31,        Jan. 3, 2003+
The following per share data and ratios have been derived                    January 31,        ------------------     to July 31,
from information provided in the financial statements.                          2006            2005          2004         2003
==================================================================================================================================
Per Share Operating Performance
----------------------------------------------------------------------------------------------------------------------------------
                       Net asset value, beginning of period ............      $ 15.41         $ 12.87        $ 11.02       $ 10.38
                                                                              ----------------------------------------------------
                       Investment income--net** ........................          .10             .19            .07           .04
                       Realized and unrealized gain--net ...............         1.34            2.54           1.91           .60
                                                                              ----------------------------------------------------
                       Total from investment operations ................         1.44            2.73           1.98           .64
                                                                              ----------------------------------------------------
                       Less dividends and distributions:
                          Investment income--net .......................         (.11)           (.19)          (.13)           --
                          Realized gain--net ...........................         (.03)             --             --            --
                                                                              ----------------------------------------------------
                       Total dividends and distributions ...............         (.14)           (.19)          (.13)           --
                                                                              ----------------------------------------------------
                       Net asset value, end of period ..................      $ 16.71         $ 15.41        $ 12.87       $ 11.02
                                                                              ====================================================
==================================================================================================================================
Total Investment Return
----------------------------------------------------------------------------------------------------------------------------------
                       Based on net asset value per share ..............         9.43%@         21.31%         18.19%         7.01%@
                                                                              ====================================================
==================================================================================================================================
Ratios to Average Net Assets
----------------------------------------------------------------------------------------------------------------------------------
                       Expenses ........................................         1.33%*          1.29%          1.33%         1.45%*
                                                                              ====================================================
                       Investment income--net ..........................         1.22%*          1.32%          1.05%         1.10%*
                                                                              ====================================================
==================================================================================================================================
Supplemental Data
----------------------------------------------------------------------------------------------------------------------------------
                       Net assets, end of period (in thousands) ........      $ 6,950         $ 2,809        $   741       $    14
                                                                              ====================================================
                       Portfolio turnover ..............................          .96%           3.97%          7.66%        11.72%
                                                                              ====================================================

*     Annualized.
**    Based on average shares outstanding.
+     Commencement of operations.
@     Aggregate total investment return.

      See Notes to Financial Statements.


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006              19

Notes to Financial Statements

1. Significant Accounting Policies:

Merrill Lynch Equity Dividend Fund (the "Fund") is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Fund's financial statements are prepared in conformity with U.S. generally accepted accounting principles, which may require the use of management accruals and estimates. Actual results may differ from these estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to present a fair statement of the results for the interim period. All such adjustments are of a normal, recurring nature. The Fund offers multiple classes of shares. Effective December 28, 2005, Class I Shares are no longer subject to any front-end sales charge. Class A Shares are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. Class I Shares are sold only to certain eligible investors. Class R Shares are sold only to certain retirement plans. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B, Class C and Class R Shares bear certain expenses related to the account maintenance of such shares, and Class B, Class C and Class R Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures (except that Class B shareholders may vote on certain changes to the Class A distribution plan). Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments -- Equity securities that are held by the Fund that are traded on stock exchanges or the Nasdaq National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available asked price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Fund. Long positions traded in the over-the-counter ("OTC") market, Nasdaq Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Fund. Short positions traded in the OTC market are valued at the last available asked price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued based upon quoted fair valuations received daily by the Fund from a pricing service or counterparty. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Fund employs pricing services to provide certain securities prices for the Fund. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Fund, including valuations furnished by the pricing services retained by the Fund, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Fund's Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Fund.

Generally, trading in foreign securities, as well as U.S. government securities, money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the New York Stock Exchange ("NYSE"). The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Fund's


20      MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Fund's Board of Trustees.

(b) Derivative financial instruments -- The Fund may engage in various portfolio investment strategies both to increase the return of the Fund and to hedge, or protect, its exposure to interest rate movements and movements in the securities markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts -- The Fund may purchase or sell financial futures contracts and options on such futures contracts. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Forward foreign exchange contracts -- The Fund may enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Fund as an unrealized gain or loss. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

o Options -- The Fund may purchase and write call and put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

(c) Foreign currency transactions -- Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into U.S. dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments. The Fund invests in foreign securities, which may involve a number of risk factors and special considerations not present with investments in securities of U.S. corporations.

(d) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(e) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Fund has determined the ex-dividend date. Interest income is recognized on the accrual basis.

(f) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions -- Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

(h) Securities lending -- The Fund may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The market value of the loaned securities is determined at


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006              21
the close of business of the Fund and any additional required collateral is delivered to the Fund on the next business day. Where the Fund receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Fund typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

(i) Custodian -- The Fund recorded an amount payable to the custodian reflecting an overnight overdraft, which resulted from management estimates of available cash.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Investment Managers, L.P. ("MLIM"). The general partner of MLIM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plan with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

MLIM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee of ..60%, on an annual basis, of the average daily value of the Fund's net assets. MLIM has entered into a Sub-Advisory Agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."), an affiliate of MLIM, pursuant to which MLAM U.K. provides investment advisory services to MLIM with respect to the Fund. There is no increase in the aggregate fees paid by the Fund for these services.

Pursuant to the Distribution Plan adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

--------------------------------------------------------------------------------
                                                  Account           Distribution
                                               Maintenance Fee           Fee
--------------------------------------------------------------------------------
Class A ................................            .25%                 --
Class B ................................            .25%                .75%
Class C ................................            .25%                .75%
Class R ................................            .25%                .25%
--------------------------------------------------------------------------------

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), an affiliate of MLIM, also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class A, Class B, Class C and Class R shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B, Class C and Class R shareholders.

For the six months ended January 31, 2006, FAMD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class I Shares as follows:

--------------------------------------------------------------------------------
                                                    FAMD                 MLPF&S
--------------------------------------------------------------------------------
Class A ................................          $ 13,884              $176,944
Class I ................................          $  5,925              $ 97,146
--------------------------------------------------------------------------------

For the six months ended January 31, 2006, MLPF&S received contingent deferred sales charges of $32,095 and $7,608 relating to transactions in Class B and Class C Shares, respectively. Furthermore, MLPF&S received a contingent deferred sales charge of $1,797 relating to transactions subject to front-end sales charge waivers in Class A Shares.

The Fund has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to MLPF&S or its affiliates. Pursuant to that order, the Fund also has retained Merrill Lynch Investment Managers, LLC ("MLIM, LLC"), an affiliate of MLIM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. MLIM, LLC may, on behalf of the Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by MLIM, LLC or in registered money market funds advised by MLIM or its affiliates. For the six months ended


22      MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

January 31, 2006, MLIM, LLC received $283 in securities lending agent fees.

In addition, MLPF&S received $5,280 in commissions on the execution of portfolio security transactions for the Fund for the six months ended January 31, 2006.

For the six months ended January 31, 2006, the Fund reimbursed MLIM $6,147 for certain accounting services.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Certain officers and/or directors of the Fund are officers and/or directors of MLIM, PSI, MLAM U.K., FDS, FAMD, ML & Co., and/or MLIM, LLC.

In February 2006, ML & Co. and BlackRock, Inc. entered into an agreement to merge ML & Co.'s investment management business, including MLIM, with the investment management business of BlackRock, Inc. The transaction is expected to close in the third quarter of 2006.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the six months ended January 31, 2006 were $65,981,331 and $5,168,366, respectively.

4. Beneficial Interest Transactions:

Net increase in net assets derived from beneficial interest transactions was $75,373,043 and $108,000,742 for the six months ended January 31, 2006 and for the year ended July 31, 2005, respectively.

Transactions in shares of beneficial interest for each class were as follows:

-------------------------------------------------------------------------------
Class A Shares for the Six Months                                     Dollar
Ended January 31, 2006                              Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................         3,514,105       $ 55,541,248
Automatic conversion of shares ...........           255,529          3,968,212
Shares issued to shareholders in
  reinvestment of dividends
  and distributions ......................           121,961          1,899,326
                                                 ------------------------------
Total issued .............................         3,891,595         61,408,786
Shares redeemed ..........................        (1,586,593)       (24,859,729)
                                                 ------------------------------
Net increase .............................         2,305,002       $ 36,549,057
                                                 ==============================

-------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended July 31, 2005                                 Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................         3,435,959       $ 49,422,434
Automatic conversion of shares ...........           362,058          5,105,802
Shares issued to shareholders in
  reinvestment of dividends ..............           135,805          1,944,642
                                                 ------------------------------
Total issued .............................         3,933,822         56,472,878
Shares redeemed ..........................        (1,823,979)       (25,860,633)
                                                 ------------------------------
Net increase .............................         2,109,843       $ 30,612,245
                                                 ==============================

-------------------------------------------------------------------------------
Class B Shares for the Six Months                                     Dollar
Ended January 31, 2006                              Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................           690,748       $ 10,818,525
Shares issued to shareholders in
  reinvestment of dividends
  and distributions ......................            27,060            423,030
                                                 ------------------------------
Total issued .............................           717,808         11,241,555
                                                 ------------------------------
Automatic conversion of shares ...........          (254,764)        (3,968,212)
Shares redeemed ..........................          (645,818)       (10,229,879)
                                                 ------------------------------
Total redeemed ...........................          (900,582)       (14,198,091)
                                                 ------------------------------
Net decrease .............................          (182,774)      $ (2,956,536)
                                                 ==============================

-------------------------------------------------------------------------------
Class B Shares for the Year                                           Dollar
Ended July 31, 2005                                 Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................         1,640,067       $ 23,338,366
Shares issued to shareholders in
  reinvestment of dividends ..............            27,274            391,392
                                                 ------------------------------
Total issued .............................         1,667,341         23,729,758
                                                 ------------------------------
Automatic conversion of shares ...........          (361,080)        (5,105,802)
Shares redeemed ..........................        (1,073,306)       (15,239,671)
                                                 ------------------------------
Total redeemed ...........................        (1,434,386)       (20,345,473)
                                                 ------------------------------
Net increase .............................           232,955       $  3,384,285
                                                 ==============================

-------------------------------------------------------------------------------
Class C Shares for the Six Months                                     Dollar
Ended January 31, 2006                              Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................         1,467,123       $ 22,635,204
Shares issued to shareholders in
  reinvestment of dividends
  and distributions ......................            33,132            508,593
                                                 ------------------------------
Total issued .............................         1,500,255         23,143,797
Shares redeemed ..........................          (433,167)        (6,737,297)
                                                 ------------------------------
Net increase .............................         1,067,088       $ 16,406,500
                                                 ==============================

-------------------------------------------------------------------------------
Class C Shares for the Year                                           Dollar
Ended July 31, 2005                                 Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................         2,604,553       $ 36,689,169
Shares issued to shareholders in
  reinvestment of dividends ..............            26,723            379,531
                                                 ------------------------------
Total issued .............................         2,631,276         37,068,700
Shares redeemed ..........................          (662,086)        (9,206,592)
                                                 ------------------------------
Net increase .............................         1,969,190       $ 27,862,108
                                                 ==============================


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006              23

Notes to Financial Statements (concluded)

-------------------------------------------------------------------------------
Class I Shares for the Six Months                                     Dollar
Ended January 31, 2006                              Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................         2,581,136       $ 40,557,464
Shares issued to shareholders in
  reinvestment of dividends
  and distributions ......................            88,932          1,384,299
                                                 ------------------------------
Total issued .............................         2,670,068         41,941,763
Shares redeemed ..........................        (1,290,505)       (20,317,395)
                                                 ------------------------------
Net increase .............................         1,379,563       $ 21,624,368
                                                 ==============================

-------------------------------------------------------------------------------
Class I Shares for the Year                                           Dollar
Ended July 31, 2005                                 Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................         5,566,739       $ 79,622,338
Shares issued to shareholders in
  reinvestment of dividends ..............            97,236          1,398,227
                                                 ------------------------------
Total issued .............................         5,663,975         81,020,565
Shares redeemed ..........................        (2,554,600)       (36,656,877)
                                                 ------------------------------
Net increase .............................         3,109,375       $ 44,363,688
                                                 ==============================

-------------------------------------------------------------------------------
Class R Shares for the Six Months                                     Dollar
Ended January 31, 2006                              Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................           290,328       $  4,635,571
Shares issued to shareholders in
  reinvestment of dividends
  and distributions ......................             2,535             39,699
                                                 ------------------------------
Total issued .............................           292,863          4,675,270
Shares redeemed ..........................           (59,112)          (925,616)
                                                 ------------------------------
Net increase .............................           233,751       $  3,749,654
                                                 ==============================

-------------------------------------------------------------------------------
Class R Shares for the Year                                           Dollar
Ended July 31, 2005                                 Shares            Amount
-------------------------------------------------------------------------------
Shares sold ..............................           193,777       $  2,770,854
Shares issued to shareholders in
  reinvestment of dividends ..............             1,495             21,811
                                                 ------------------------------
Total issued .............................           195,272          2,792,665
Shares redeemed ..........................           (70,573)        (1,014,249)
                                                 ------------------------------
Net increase .............................           124,699       $  1,778,416
                                                 ==============================

5. Short-Term Borrowings:

The Fund, along with certain other funds managed by MLIM and its affiliates, is a party to a $500,000,000 credit agreement with a group of lenders. The Fund may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Fund may borrow up to the maximum amount allowable under the Fund's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Fund pays a commitment fee of .07% per annum based on the Fund's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each Fund's election, the federal funds rate plus .50% or a base rate as defined in the credit agreement. The Fund did not borrow under the credit agreement during the six months ended January 31, 2006. On November 26, 2005, the credit agreement was renewed for one year under substantially the same terms.


24      MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

Officers and Trustees

Robert C. Doll, Jr., President and Trustee
Ronald W. Forbes, Trustee
Cynthia A. Montgomery, Trustee
Jean Margo Reid, Trustee
Roscoe S. Suddarth, Trustee
Richard R. West, Trustee
Edward D. Zinbarg, Trustee
Donald C. Burke, Vice President and Treasurer
Robert M. Shearer, Vice President and Portfolio Manager
Jeffrey Hiller, Chief Compliance Officer
Alice A. Pellegrino, Secretary

Custodian

State Street Bank and Trust Company
P.O. Box 351
Boston, MA 02101

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
800-637-3863


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006              25

Availability of Quarterly Schedule of Investments

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q. The Fund's Forms N-Q are available on the SEC's Web site at http://www.sec.gov. The Fund's Forms N-Q may also be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.


26      MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006

Electronic Delivery

The Fund offers electronic delivery of communications to its shareholders. In order to receive this service, you must register your account and provide us with e-mail informa-tion. To sign up for this service, simply access this Web site at http://www.icsdelivery.com/live and follow the instructions. When you visit this site, you will obtain a personal identification number (PIN). You will need this PIN should you wish to update your e-mail address, choose to discontinue this service and/or make any other changes to the service. This service is not available for certain retirement accounts at this time.


        MERRILL LYNCH EQUITY DIVIDEND FUND      JANUARY 31, 2006              27

[LOGO] Merrill Lynch   Investment Managers
www.mlim.ml.com

--------------------------------------------------------------------------------

Mercury Advisors
A Division of Merrill Lynch Investment Managers www.mercury.ml.com

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling toll-free 1-800-637-3863; (2) at www.mutualfunds.ml.com; and (3) on the Securities and Exchange Commission's Web site at http://www.sec.gov. Information about how the Fund voted proxies relating to securities held in the Fund's portfolio during the most recent 12-month period ended June 30 is available (1) at www.mutualfunds.ml.com and (2) on the Securities and Exchange Commission's Web site at http://www.sec.gov.

Merrill Lynch Equity Dividend Fund
Box 9011
Princeton, NJ
08543-9011

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